SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


                    Current Report Pursuant
                 to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Earliest Event Reported:  May 11, 1995


                         BRUNO'S, INC.
     (Exact Name of Registrant as Specified in its Charter)


                             Alabama
         (State or Other Jurisdiction of Incorporation)


                    0-6544                       63-0411801
(Commission File Number)    (I.R.S. Employer Identification No.)


                     800 Lakeshore Parkway
                    Birmingham, Alabama 35211
        (Address of Principal Executive Offices/Zip Code)

                         (205) 940-9400
                 (Registrant's Telephone Number)

Item 2.  Acquisition of Assets.

     On April 20, 1995, Bruno's, Inc. ("Bruno's") entered into an
Agreement and Plan of Merger (the "Agreement") with Crimson
Acquisition Corp. ("Crimson") providing for the merger of Bruno's and Crimson.

     Under the Merger Agreement, the parties have mutually agreed to extend the period of time during which Crimson Acquisition will complete its due diligence review of Bruno's from May 11, 1995, until May 18, 1995, to allow Crimson Acquisition to assess the materiality of certain information provided by Bruno's to Crimson Acquisition during its due diligence review.

Item 7.  Financial Statements and Exhibits.

     Exhibits.

          10.1 Press release of May 11, 1995.

                            Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: May 16, 1995

                         BRUNO'S, INC.


                         By: /s/ Ronald G. Bruno
                             Ronald G. Bruno, Chief
                             Executive Officer and
                                  Chairman of the Board

                          EXHIBIT 10.1

                          BRUNO'S, INC
                      800 Lakeshore Parkway
                    Birmingham, Alabama 35211
                         (205) 940-9400

                          PRESS RELEASE

Contact:  For Bruno's, Inc.                  For KKR:
          Glenn J. Griffin                   Ruth Pachman
          Executive Vice President and CFO   Dawn Dover
          Susan H. Fitzgibbon                Josh Pekarsky
          Director of Financial Planning     Kekst and Company
          (205) 940-9400                     (212) 593-2655


Birmingham, Alabama (May 11, 1995) - Bruno's, Inc. and Crimson Acquisition Corp., a company formed by Kohlberg Kravis Roberts & Co., announced today that under their previously signed Merger Agreement they had mutually agreed to extend the period of time during which Crimson Acquisition would complete its due diligence review of Bruno's until May 18, 1995. The period, which was to have ended on May 11, was extended in order to allow Crimson Acquisition to assess the materiality to its proposed merger with Bruno's of certain information which has been provided by Bruno's to Crimson Acquisition during its due diligence review.

     Bruno's, Inc. is leading regional food retailer operating a total of 254 supermarkets in Alabama, Georgia, Florida, Mississippi, Tennessee, and South Carolina. Bruno's shares trade on the Nasdaq Stock Market (National Market) under the symbol
BRNO.

                              -End-